                                                                   EXHIBIT 3.112

          [STATE OF DELAWARE OFFICE OF SECRETARY OF STATE LETTERHEAD]

                                                                          PAGE 1

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF E.R. ACQUISITION, INC. FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JULY, A.D. 1990, AT 1 O'CLOCK P.M.

                           /    /    /    /    /    /



                              RECEIVED FOR RECORD
                               Jul. 18 A.D. 1990

                            /s/ illegible signature
                                    RECORDER

                         $3.00 STATE DOCUMENT FEE PAID

[SEAL OF DEPT. OF STATE,
OFFICE OF THE SECRETARY
OF STATE, DELAWARE]

750197007                                    /s/ Michael Harkins
                                             Michael Harkins, Secretary of State

                                                      AUTHENTICATION: 2727468
                                                                DATE: 07/16/1990

                              CORPORATE FACT SHEET

                                                          As of January 14, 1991

                                                         CLIENT/MATTER 00608.117


NAME: Eastman Radio Sales, Inc. (formerly E.R. Acquisition, Inc.)

STATE & DATE OF INCORPORATION: Delaware - July 16, 1990

STATE(S) & DATE(S) OF QUALIFICATION: California, 11/28/90, Georgia, 11/28/90, New York, 11/28/90, Michigan, 11/30/90, Texas, 11/28/90, Washington, 11/28/90,
Illinois - pending

REGISTERED AGENT & ADDRESS: The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901

FISCAL YEAR: 12/31
AUTHORIZED NUMBER OF SHARES: 1000
SHARES ISSUED: 100
PAR VALUE: $1.00
CLASS: Common

CORPORATE MINUTE BOOK KEPT BY: BATTLE FOWLER  X   CLIENT
                                             ---         ---


                                                                     NUMBER
DIRECTORS           OFFICERS                     SHAREHOLDERS       OF SHARES
---------           --------                     ------------       ---------
Peter R. Goulazian  Kenneth J. Swetz --          Katz               100
James L. Greenwald   Chairman and Chief          Communications,    (Pledged
Arnold Sheiffer       Executive Officer          Inc.               to Citi-
Kenneth Swetz       James L. Greenwald --                           bank)
                     Senior Vice President
                      and Assistant Secretary
                    Peter R. Goulazian --
                     Senior Vice President
                    Arnold Sheiffer --
                     Senior Vice President,
                      Secretary and Treasurer

                          CERTIFICATE OF INCORPORATION

                                       OF

                             E.R. ACQUISITION, INC.


          THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

          FIRST: The name of the corporation is E.R. Acquisition, Inc. (hereinafter called the "Corporation").

          SECOND: The registered office of the Corporation is to be located at 32 Loockerman Square, Suite L-100, Dover, County of Kent, Delaware 19901. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity, without limitation, for which a corporation may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is One Thousand (1,000) shares, consisting entirely of Common Stock, all of which are of the par value of $1.00 per share.

          FIFTH:  The name and mailing address of the sole incorporator is:

          NAME                     ADDRESS
          ----                     -------
          Karen A. Foley           Battle Fowler
                                   280 Park Avenue
                                   New York, New York 10017

          SIXTH: The election of directors need not be by written ballot unless the By-laws so provide.

          SEVENTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal the By-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.

          EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the

State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

          NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

          TENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          ELEVENTH:  The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of July, 1990.


                                             /s/ Karen A. Foley
                                             ----------------------
                                             Karen A. Foley, Sole Incorporator
                                             Battle Fowler
                                             180 Park Avenue
                                             New York, New York 10017

                               STATE OF DELAWARE


                                 [STATE EMBLEM]

                          OFFICE OF SECRETARY OF STATE

                           -------------------------

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF E.R. ACQUISITION, INC. FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF AUGUST, A.D. 1990, AT 12:30 O'CLOCK P.M.



                              RECEIVED FOR RECORD
                               Aug. 17 A.D. 1990
                               -------        --

                              /s/ MICHAEL T. SCUSE
                                    RECORDER

[DEPARTMENT OF STATE
        EMBLEM]          $3.00 STATE DOCUMENT FEE PAID

750227056                                 /S/ MICHAEL HARKINS
                                          --------------------------------------
                                            Michael Harkins, Secretary of State


                                          AUTHENTICATION:    2762417

                                                    DATE:    08/15/1990

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 12:30 P.M. 08/15/1990
   750227056 - 2236027

                                   750227056

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             E.R. ACQUISITION, INC.
                          -----------------------------
                             Adopted in Accordance
                                With Section 242
                                     of the
                            General Corporation Law
                                     of the
                               State of Delaware
                          -----------------------------

     The undersigned, on behalf of E.R. Acquisition, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the name of the corporation is E.R. Acquisition, Inc. (the "Corporation").

     SECOND: That the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 16, 1990.

     THIRD: That the amendment set forth herein to the Certificate of Incorporation of the Corporation was duly authorized by the Board of Directors and Stockholders of the Corporation in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That in lieu of a vote of stockholders on this amendment, written consent of the stockholders was given in accordance with the provisions of
Section 228(a) of the General Corporation Law of the State of Delaware.

     FIFTH: That the amendment to the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to change the name of the Corporation to: Eastman Radio Sales, Inc.

     SIXTH: That to accomplish the foregoing amendment, Article First of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

          "FIRST: The name of the corporation is Eastman Radio Sales, Inc. (hereinafter called the "Corporation")."

     IN WITNESS WHEREOF, this Certificate has been signed this 15th day of August, 1990, and the undersigned hereby affirms, under penalties of perjury, that the statements made herein are true and correct.

                                        E.R. Acquisition, Inc.

                                        By: /s/ Kenneth J. Swetz
                                           ---------------------------------
                                           Name: Kenneth J. Swetz
                                           Title: President

                                 Attest By: /s/ James L. Greenwald
                                           ---------------------------------
                                        Name: James L. Greenwald
                                        Title: Assistant Secretary

                               State of Delaware

                            [LOGO SEAL OF DELAWARE]

                          OFFICE OF SECRETARY OF STATE

                         ------------------------------

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF E.R. ACQUISITION, INC. FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF AUGUST, A.D. 1990, AT 12:30 O'CLOCK P.M.



[DELAWARE DEPARTMENT OF STATE SEAL]                 /s/ Michael Harkins
                                             -----------------------------------
                                             Michael Harkins, Secretary of State

                                             AUTHENTICATION: 2762416
    750227056                                          DATE: 08/15/1990